SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 13, 2016

AOXIN TIANLI GROUP, INC.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-34799	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite K, 12th Floor, Building A, Jiangjing Mansion
228 Yanjiang Ave., Jiangan District, Wuhan City
Hubei Province, China 430010
(Address of principal executive offices)

Registrant’s telephone number, including area code: (+86) 27 8274 0726

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2016, Houliang Yu resigned as our Chief Financial Officer.

On June 13, 2016, our Board of Directors appointed “Tommy” Chun Choi Law as Chief Financial Officer to fill the vacancy resulting from the resignation of Houliang Yu.

Prior to joining our company, Mr. Law, age 55, was the principal of Tommy C.C. Law Certified Public Accountant, a public accounting firm he formed in January 2013. From April 2005 to November 2012, Mr. Law was employed by China Infrastructure Investment Limited, initially as financial controller, then as corporate secretary, and finally as Chief Financial Officer.  China Infrastructure Investment Limited is primarily an investment holding company whose investment portfolio includes property investment and natural gas businesses, and whose shares are listed on The Stock Exchange of Hong Kong Limited.

From April 2010 to September 2012, Mr. Law served as an independent non-executive director at Karce International Holdings Company Limited, a manufacturer and distributor of calculators and other electronic products, where he served as a member of the Audit Committee and Nomination Committee and as chairman of the Remuneration Committee.

 Mr. Law was employed as Financial Controller at Pearl Investments (Hong Kong) Limited from September 1996 to May 2003 and at Lee Gardens International Holdings Limited from January 1997 to March 2003. From June 1993 to January 1995 he was employed as Senior Accounting Manager at Albion International Holdings Limited. From October 1991 to September 1992 he was employed as Manager (Finance Division) at Hong Kong Securities Clearing Company Limited. From August 1984 to July 1991 Mr. Law was employed as a Supervisor at Price Waterhouse.

Mr. Law graduated from the Hong Kong Polytechnic University with a degree in Accountancy in 1984 and received a post-graduate degree in Corporate Administration from the Hong Kong Polytechnic University in 2000.

Wuhan Aoxin Tianli Enterprise Investment Management Co., Ltd., the Company’s wholly foreign-owned entity, has entered into an employment agreement with Mr. Law effective June 14, 2016, initially scheduled to expire on June 13, 2018, subject to automatic renewal through June 13, 2020, unless terminated prior to renewal. Under the terms of his employment agreement, Mr. Law is entitled to:

●	Base compensation of HK$600,000 (US$77,300) payable in 12 equal monthly installments of HK$50,000(US$6,442).
●	Year-end award in accordance with the Company’s incentive plan.
●	Reimbursement of reasonable expenses incurred by Mr. Law.

Mr. Law agreed during the term of his employment agreement and for 36 months thereafter to:

●	keep confidential and not disclose confidential information;
●	take and implement all appropriate measures to protect the confidentiality of confidential information; and
●	not disclose, transmit, exploit or otherwise use for his own account or for others, elements of confidential information.

Mr. Law has agreed not to compete with the Company, directly or indirectly, while employed by the Company and for a period of 24 months thereafter.

Item 7.01 Regulation FD Disclosure

On June 16, 2016, we issued a press release announcing the appointment of Tommy “Tommy” Chun Choi Law as Chief Financial Officer to fill the vacancy resulting from the resignation of Houliang Yu.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by us under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement effective June 14, 2016 between Wuhan Aoxin Tianli Enterprise Investment Management Co, Ltd. and “Tommy” Chun Choi Law.

99.1	Press release issued on June 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AOXIN TIANLI GROUP, INC.

By:	/s/ Wocheng Liu
Wocheng Liu
Chairman and Co- Chief Executive Officer

By:	/s/ Hanying Li
Hanying Li
Co- Chief Executive Officer

Dated: June 16, 2016